ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 1, 1996 included in Blue Fish Clothing, Inc.'s Form 10-KSB for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.




Philadelphia, Pa.
July 18, 1996